Exhibit 99.1

deCODE Requests Hearing With Nasdaq Following Receipt of Staff Determination Letter

Reykjavik, ICELAND, November 4, 2008 – deCODE genetics (Nasdaq:DCGN) today announced today that it has requested a hearing before a Nasdaq Listing Qualifications Panel to present a plan for regaining compliance with Nasdaq Marketplace Rule 4450(b)(1)(A), which requires a minimum market value of listed securities of $50 million. On October 31, 2008, deCODE received a Staff Determination Letter from The Nasdaq Stock Market LLC indicating that the Company had not regained compliance with this rule during the time period provided by Nasdaq in a previous notice as disclosed in the Company’s press release dated October 6, 2008, and therefore its Common Stock is subject to delisting from The Nasdaq Global Market at the opening of business on November 11. Following the hearing request, the Company’s common stock will continue to be listed on The Nasdaq Global Market pending the conclusion of the hearing process and during any extension period which may be granted by the Panel. It is expected that the hearing would be held within 45 days. The Panel has discretion to grant an extension not to exceed 180 days from the date of the Staff notification for the Company to regain compliance with applicable listing standards. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Alternatively, the Company may apply to transfer its securities to The Nasdaq Capital Market if it satisfies the continued inclusion requirements for that market, which include a minimum aggregate market value of listed securities of $35 million.

As of October 31, 2008, the Company had 61,848,584 shares of common stock outstanding, which would result in a market value of listed securities of $26.6 million based on the closing price of $0.43 of the Company’s common stock on the Nasdaq Global Market on November 3, 2008.

About deCODE

deCODE is a biopharmaceutical company applying its discoveries in human genetics and its capabilities in chemistry and structural biology to the development of drugs and diagnostics for common diseases. deCODE’s therapeutics programs include DG041, an antiplatelet compound being developed for the prevention of arterial thrombosis; DG051 and DG031, compounds targeting the leukotriene pathway for the prevention of heart attack; and DG071 and a platform for other PDE4 modulators with therapeutic applications in Alzheimer’s disease and other conditions. Through its CLIA-registered laboratory, deCODE is offering a growing range of DNA-based tests for gauging risk and empowering prevention of common diseases, including deCODE T2™ for type 2 diabetes; deCODE AF™ for atrial fibrillation and stroke; deCODE MI™ for heart attack; deCODE ProCa™ for prostate cancer; deCODE Glaucoma™ for a major type of glaucoma; and deCODE BreastCancer™ for the common forms of breast cancer. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com; on our diagnostics site at www.decodediagnostics.com; for our pioneering personal genome analysis service, integrating the genetic variants included in these tests and those linked to another twenty common diseases, at www.decodeme.com; and on our blog at www.decodeyou.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, and the timing of events, to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to our ability to obtain financing and to form collaborative relationships, the effect of a potential delisting of our common stock from The Nasdaq Global Market, uncertainty regarding potential future deterioration in the market for auction rate securities which could negatively affect our cash position and result in additional permanent impairment charges, our ability to develop and market diagnostic products, the level of third party reimbursement for our products, risks related to preclinical and clinical development of pharmaceutical products, including the identification of compounds and the completion of clinical trials, the effect of government regulation and the regulatory approval processes, market acceptance, our ability to obtain and protect intellectual property rights for our products, dependence on collaborative relationships, the effect of competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission, including, without limitation, the risk factors identified in our most recent Annual Report on Form 10-K and any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.